Exhibit 5.1

August 5, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Tempur Sealy International, Inc., Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and the additional registrants (the “Guarantors”) in connection with the offer (the “Exchange Offer”) by the Company to exchange up to $600,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2026 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the guarantees as to the payment of principal and interest on the Exchange Notes by the Guarantors (the “Exchange Note Guarantees”) for an equivalent amount of outstanding unregistered 5.500% Senior Notes due 2026 (the “Old Notes”) and existing guarantees as to the payment of principal and interest on the Old Notes by the Guarantors (the “Old Guarantees”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act and prospectus forming a part of such Registration Statement (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Old Notes and the Old Guarantees were issued and the Exchange Notes and the Exchange Note Guarantees are to be issued under the Indenture, dated May 24, 2016 (the “Indenture”), by and among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

In connection with this opinion letter, we have examined the Registration Statement, the Indenture, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed for purposes of our opinion that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture constitutes a legal, valid and binding obligation of the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that when the Exchange Notes are executed by duly authorized officers of the Company, as provided in the Indenture, and the Exchange Notes are duly authenticated by the Trustee and are delivered by the Company pursuant to the Exchange Offer described in the Registration Statement, the Exchange Notes and the Exchange Note Guarantees will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following limitations and qualifications:

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

Under applicable law, the Guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Exchange Note Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware, the General Corporation Law of the State of Maryland, the Illinois Business Corporation Act, the Texas Business Organizations Code, the Virginia Limited Liability Company Act, and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. To the extent that our opinions involve (i) the laws of the States of Minnesota, we have relied, with their consent, solely on the opinion letter of Fredrikson & Byron, P.A., dated the date hereof and delivered to you and filed as an exhibit to the Registration Statement; (ii) the laws of State of North Carolina, we have relied, with their consent, solely on the opinion letter of McGuire, Wood & Bissette, P.A., dated the date hereof and delivered to you and filed as an exhibit to the Registration Statement; (iii) the laws of the State of Missouri, we have relied, with their consent, solely on the opinion letter of Husch Blackwell LLP, dated the date hereof and delivered to you and filed as an exhibit to the Registration Statement; (iv) the laws of the State of Ohio we have relied, with their consent, solely on the opinion letter of Vorys, Sater, Seymour and Pease LLP, dated the date hereof and delivered to you and filed as an exhibit to the Registration Statement; and (v) the laws of the State of Georgia we have relied, with their consent, solely on the opinion letter of FisherBroyles, LLP, dated the date hereof and delivered to you and filed as an exhibit to the Registration Statement.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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